UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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MISONIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MISONIX, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, December 11, 2008
To the Shareholders of
MISONIX, INC.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of MISONIX, INC., a New York corporation (the “Company”), will be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York 11747 on Thursday, December 11, 2008 at 10:00 a.m., or at any adjournment thereof, for the following purposes:
1.	To elect six Directors to the Board of Directors;

2.
To approve an amendment of the Company’s Certificate of Incorporation increasing the total number of authorized shares of common stock, par value $.01 per share, from ten (10) million shares to twenty (20) million shares;

3.	To ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm; and

4.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.
The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.
Only shareholders of record on the books of the Company at the close of business on November 3, 2008 will be entitled to vote at the Annual Meeting or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.
By Order of the Board of Directors,
RICHARD ZAREMBA
Secretary

MISONIX, INC.
1938 New Highway
Farmingdale, New York 11735

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
Thursday, December 11, 2008
The Annual Meeting of Shareholders (the “Annual Meeting”) of MISONIX, INC. (the “Company”) will be held on Thursday, December 11, 2008, at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York 11747 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company (“Board of Directors” or “Board”) for use at the Annual Meeting to be held on Thursday, December 11, 2008, and at any adjournments of such Meeting. The approximate date on which this Proxy Statement and the enclosed Proxy are being first mailed to shareholders is November 17, 2008.
If a Proxy in the accompanying form is duly executed and returned, the shares represented by such Proxy will be voted as specified. In the absence of such directions, the Proxy will be voted in accordance with the recommendations of management. Any person executing a Proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.
Voting Rights
On November 3, 2008 (the “Record Date”), the Company had outstanding 7,001,369 shares of its only class of voting securities, namely common stock, $.01 par value per share (the “Common Stock”). Shareholders are entitled to one vote for each share registered in their names at the close of business on the Record Date. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of Directors. Approval of the amendment to the Company’s Certificate of Incorporation increasing the total number of authorized shares of Common Stock as described in the accompanying notice, requires the affirmative vote of a majority of all the outstanding shares of Common Stock entitled to vote on such proposal. On all other matters which may come before the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a Proxy (“broker non-votes”), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will be counted in the determination of a quorum and will have no effect on the vote for the election of Directors, approval of the amendment to the Company’s Certificate of Incorporation increasing the total number of authorized shares of Common Stock and the ratification of the selection of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. Unless contrary instructions are given, all Proxies received pursuant to this solicitation will be voted in favor of the (i) election of the nominees named in Proposal One, (ii) amendment to the Company’s Certificate of Incorporation increasing the total number of authorized shares of Common Stock and (iii) ratification of the selection of Grant Thornton.

SECURITY OWNERSHIP
The following table sets forth as of November 3, 2008, certain information with regard to the ownership of the Company’s Common Stock by (i) each beneficial owner of more than 5% of the Company’s Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the “Summary Compensation Table below; and (iv) all executive officers and Directors of the Company as a group. Unless otherwise stated, the persons named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them.

			Percent
	Common Stock		of
Name and Address (1)	Beneficially Owned		Class

Michael A. McManus, Jr.	993,251	(2)	12.7
Dimensional Fund Advisors LP	587,862		8.4
Gary Gelman	458,947		6.6
Howard Alliger	411,508	(3)	5.8
Richard Zaremba	103,000	(4)	1.5
Ronald Manna	84,144	(5)	1.2
Dan Voic	57,160	(6)	*
T. Guy Minetti	57,000	(7)	*
Thomas F. O’Neill	57,000	(8)	*
John W. Gildea	20,000	(9)	*
Charles Miner	20,000	(10)	*
Frank Napoli	7,000	(11)	*
Michael Ryan	3,750	(12)	*

All executive officers and Directors as a group (eleven people)	1,813,813	(13)	22.1	(14)

*	Less than 1%

(1)
Except as otherwise noted, the business address of each of the named individuals in this table is c/o MISONIX, INC., 1938 New Highway, Farmingdale, New York 11735. Mr. Gelman has an office address c/o American Claims Evaluation, Inc., One Jericho Plaza, Jericho New York, 11753. Dimensional Fund Advisors LP has a principal business office at 1299 Ocean Avenue, Santa Monica, CA 90401.

(2)	Includes 800,000 shares which Mr. McManus has the right to acquire upon exercise of stock options which are currently exercisable.

(3)	Includes 60,000 shares which Mr. Alliger has the right to acquire upon exercise of stock options which are currently exercisable.

(4)	Includes 88,333 shares which Mr. Zaremba has the right to acquire upon exercise of stock options which are currently exercisable.

(5)	Includes 56,583 shares which Mr. Manna has the right to acquire upon exercise of stock options which are currently exercisable.

(6)	Includes 49,993 shares which Mr. Voic has the right to acquire upon exercise of stock options which are currently exercisable.

(7)	Includes 50,000 shares which Mr. Minetti has the right to acquire upon exercise of stock options which are currently exercisable.

(8)	Includes 50,000 shares which Mr. O’Neill has the right to acquire upon exercise of stock options which are currently exercisable.

(9)	Includes 20,000 shares which Mr. Gildea has the right to acquire upon exercise of stock options which are currently exercisable.

(10)	Includes 20,000 shares which Dr. Miner has the right to acquire upon exercise of stock options which are currently exercisable.

(11)	Includes 2,833 shares which Mr. Napoli has the right to acquire upon exercise of stock options which are currently exercisable.

(12)	Includes 3,750 shares which Mr. Ryan has the right to acquire upon exercise of stock options which are currently exercisable.

(13)	Includes the shares indicated in notes (2), (3), (4), (5), (6), (7), (8), (9), (10), (11) and (12).

(14)	Calculation includes exercisable options to acquire 1,201,492 shares of Common Stock held by the persons noted.

PROPOSAL ONE
ELECTION OF DIRECTORS
Six Directors are to be elected at the Annual Meeting. The term of each Director expires at the Annual Meeting, with Messrs. Alliger, Gildea, McManus, Miner, Minetti, and O’Neill standing for reelection for a term of one year. The following table contains information regarding all Directors and executive officers of the Company:

			Director
Name	Age	Position with Company	Since
Howard Alliger	81	Director	1971
T. Guy Minetti	57	Director	2003
Thomas F. O’Neill	62	Director	2003
John W. Gildea	65	Director	2005
Dr. Charles Miner III	57	Director	2005
Michael A. McManus, Jr.	65	Director, President and Chief Executive Officer	1998
Richard Zaremba	53	Senior Vice President, Chief Financial Officer, Secretary and Treasurer	—
Dan Voic	46	Vice President of R&D and Engineering	—
Michael C. Ryan	62	Senior Vice President — Medical Division	—
Ronald Manna	54	Vice President of New Product Development and Regulatory Affairs	—
Frank Napoli	51	Vice President Operations	—
Principal Occupations and Business Experience of Directors and Executive Officers
The following is a brief account of the business experience of the Company’s Directors:
Howard Alliger founded the Company’s predecessor in 1955 and the Company was a sole proprietorship until 1960. The Company name then was Heat Systems-Ultrasonics. Mr. Alliger was President of the Company until 1982 and Chairman of the Board until 1996. He has been awarded 25 patents and has published various papers on ultrasonic technology. In 1959, Mr. Alliger sold the first sonicator in the United States. For three years, ending in 1991, Mr. Alliger was the President of the Ultrasonic Industry Association. Mr. Alliger holds a BA degree in economics from Allegheny College and attended Cornell University School of Engineering for four years. He has also established, and is President of, two privately-held entities which are engaged in pharmaceutical research and development.
T. Guy Minetti is the founder, and is Managing Director of, Senior Resource Advisors LLC, a management consulting firm. Prior to founding Senior Resource Advisors LLC, Mr. Minetti served as the Vice Chairman of the Board of Directors of 1-800-Flowers.Com, Inc., a publicly-held specialty gift retailer based in Westbury, New York. Before joining 1-800-Flowers.Com, Inc. in September 2000, Mr. Minetti was the Managing Director of Bayberry Advisors, an investment banking firm he founded in 1989 to provide corporate finance advisory services to small-to-medium-sized businesses. From 1981 through 1989, Mr. Minetti was a Managing Director of the investment banking firm, Kidder, Peabody & Company. While at Kidder, Peabody, Mr. Minetti worked in the investment banking and high yield bond departments.

Thomas F. O’Neill has been a principal of Sandler O’Neill & Partners, L.P., an investment banking firm, since founding such firm in 1988. From 1985 through 1988, Mr. O’Neill was a Managing Director of Bear Stearns & Co., Inc. From 1972 through 1985, Mr. O’Neill was employed by L.F. Rothschild. Mr. O’Neill serves on the Board of Directors of Archer-Daniels-Midland Company and The Nasdaq Stock Market, Inc. Mr. O’Neill is a graduate of New York University and a veteran of the United States Air Force.
John W. Gildea is the founding principal of Gildea Management Co. (“Gildea Management”), a management company of special situations with middle market companies in the United States and Central Europe. From 2000 to 2005 Gildea Management formed a joint venture with F.O. Hambro Capital Management Co. to manage accounts targeting high yield debt and small capitalization equities. From 1996 to 2000 Gildea Management formed and founded Latona Europe, a joint venture between Latona U.S., Lazard Co., and Gildea Management to restructure several Czech Republic companies. Before forming Gildea Management in 1990, Mr. Gildea managed the Corporate Series Group at Donaldson, Lufkin and Jenrette, an investment banking firm. Mr. Gildea is a graduate of the University of Pittsburgh.
Dr. Charles Miner III currently practices internal medicine in Darien, Connecticut. Dr. Miner is on staff at Stamford and Norwalk Hospitals and is an instructor in clinical medicine at Columbia University College of Physicians and Surgeons. Dr. Miner received his M.D. from the University of Cincinnati College of Medicine in 1979 and received a Bachelor of Science from Lehigh University in 1974.
Michael A. McManus, Jr. became President and Chief Executive Officer of the Company on October 30, 1998. Prior to this, he served as President and Chief Executive Officer of New York Bancorp Inc. from 1991 through March 1998 and as a director of such company from 1990 through March 1998. He also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through March 1998. From 1990 through November 1991, Mr. McManus was President and Chief Executive Officer of Jamcor Pharmaceuticals Inc. Mr. McManus served as an Assistant to the President of the United States from 1982 to 1985 and held positions with Pfizer Inc. and Revlon Group. Mr. McManus received a BA in economics from the University of Notre Dame and a JD from the Georgetown University Law Center. He serves as a member of the Board of Directors of A. Schulman Inc. and Novavax, Inc.
The Board of Directors recommends a vote FOR the election of these nominees as Directors.
The following is a brief account of the business experience of the Company’s executive officers:
Michael A. McManus, Jr. became President and Chief Executive Officer of the Company on October 30, 1998. Prior to this, he served as President and Chief Executive Officer of New York Bancorp Inc. from 1991 through March 1998 and as a director of such company from 1990 through March 1998. He also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through March 1998. From 1990 through November 1991, Mr. McManus was President and Chief Executive Officer of Jamcor Pharmaceuticals Inc. Mr. McManus served as an Assistant to the President of the United States from 1982 to 1985 and held positions with Pfizer Inc. and Revlon Group. Mr. McManus received a BA in economics from the University of Notre Dame and a JD from the Georgetown University Law Center. He serves as a member of the Board of Directors of A. Schulman Inc. and Novavax, Inc.

Richard Zaremba became Senior Vice President in September 2004. He became Vice President and Chief Financial Officer in February 1999. Mr. Zaremba became Secretary and Treasurer in March 1999. From March 1995 to February 1999, he was Vice President and Chief Financial Officer of Comverse Information Systems, Inc., a manufacturer of digital voice recording systems. Previously, Mr. Zaremba was Vice President and Chief Financial Officer of Miltope Group, Inc., a manufacturer of electronic equipment. Mr. Zaremba is a licensed certified public accountant in the State of New York and holds BBA and MBA degrees in Accounting from Hofstra University.
Dan Voic became Vice President of R&D and Engineering in January 2002. Prior thereto, he served as Engineering Manager and Director of Engineering of the Company. Mr. Voic has approximately 14 years experience in both medical and industrial product development. Mr. Voic holds a M.S. degree in mechanical engineering from Polytech University “Traian Vuia” of Timisoara, Romania and a MS degree in applied mechanics from Polytechnic University of New York.
Michael C. Ryan became Senior Vice President, Medical Division in October 2007. Prior thereto, he served as Senior Vice President and General Manager for Nomos Radiation Oncology, a manufacturer of radiological products, from 2006 to October 2007. From 1992 to 2005, Mr. Ryan was Executive Vice President, Business Development for Inter V. Mr. Ryan holds a Bachelor of Arts from John F. Kennedy College.
Ronald Manna became Vice President — Regulatory Affairs of the Company in September 2005. From July 2002 through September 2005, he served as Vice President — New Product Development and Regulatory Affairs. For more than five years prior thereto, Mr. Manna served as Vice President — Operations of the Company. Mr. Manna holds a BS degree in mechanical engineering from Hofstra University.
Frank Napoli became Vice President of Operations in September 2004. From March 2004 to September 2004, Mr. Napoli was Vice President of Manufacturing for Spellman High Voltage Electronics Corp., a manufacturer of power supplies. Previously, Mr. Napoli was Director of Manufacturing for Telephonics Corporation, a defense contractor. Mr. Napoli holds a B.S. degree in Mechanical Engineering from the New York Institute of Technology.
Each of the Company’s executive officers is to serve until the next annual meeting of shareholders or until his earlier resignation or removal.
Meetings of the Board of Directors
During the fiscal year ended June 30, 2008, the Board of Directors held four meetings and the Stock Option Committee held one meeting. The Audit Committee met four times and the Compensation Committee met once during the last fiscal year. No Director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and meetings of Committees of which he was a member that were held during the Company’s last fiscal year.
In compliance with requirements of the Qualitative Listing Requirements of The Nasdaq Stock Market, Inc. (the “NASD listing standards”), the non-management directors of the Board of Directors met four times in executive session during the fiscal year ending June 30, 2008.

Committees of the Board
Currently, the only standing committees of the Board of Directors of the Company are its Stock Option Committees, the Audit Committee and the Compensation Committee. The Stock Option Committee for the 1991 Employee Stock Option Plan, the 1996 Employee Stock Option Plan, the 1998 Employee Stock Option Plan, the 2001 Employee Stock Option Plan and the 2005 Employee Equity Incentive Plan consists of Messrs. Alliger, Minetti, O’Neill and Gildea. The Stock Option Committee for the 1996 Non-Employee Director Stock Option Plan and the 2005 Non-Employee Director Stock Option Plan consists of Messrs. McManus, Alliger, Minetti, O’Neill and Gildea. The Stock Option Committees are responsible for administering the Company’s stock option plans.
The Company has a separately designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of the Audit Committee are Messrs. Gildea, Miner, Minetti and O’Neill. The Board of Directors has determined that each member of the Audit Committee is “independent” not only under the NASD listing standards but also within the definition contained in a final rule of the Securities and Exchange Commission (the “SEC”). Furthermore, the Board of Directors has determined that Messrs. Minetti, O’Neill and Gildea are “audit committee financial experts” within the definition contained in a final rule adopted by the SEC.
The Compensation Committee consists of Messrs. Alliger, Minetti, O’Neill and Gildea. The Compensation Committee is responsible for considering and recommending remuneration arrangements for executive officers and directors to the Board of Directors. The Chief Executive Officer of the Company makes recommendations for compensation of executive officers other than himself to the Compensation Committee. The Compensation Committee did not employ a compensation consultant during fiscal 2008 to assist it in evaluating executive compensation. The Committee also did not set percentage compensation goals against a peer group of companies, or benchmark, our executives’ compensation, though the availability to our executives of alternative employment opportunities is an important consideration in the compensation design process. Rather, the Committee used its marketplace knowledge, background, experience and market information to make recommendations concerning executive compensation. The Board of Directors has not adopted a written charter for the Board of Directors.
Nomination of Directors
The Company does not currently have a standing nominating committee or a formal nominating committee charter. Currently, the independent members of the Board, rather than a nominating committee, approve or recommend to the full Board those persons to be nominated. The Board believes that the current method of nominating directors is appropriate because it allows each independent board member input into the nomination process and does not unnecessarily restrict the input that might be provided from an independent director who could be excluded from a committee. Currently, five of the six directors are independent. Furthermore, the Board has adopted by resolution a director nomination policy. The purpose of the policy is to describe the process by which candidates for inclusion in the Company’s recommended slate of director nominees are selected. The director nomination policy is administered by the Board. Many of the benefits that would otherwise come from a written committee charter are provided by this policy.

In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the incumbent directors who continue to be qualified for Board service and are willing to continue as directors are re-nominated. If the Board thinks it is in the best interest of the Company to nominate a new individual for director in connection with an annual meeting of shareholders, or if a vacancy occurs between annual shareholder meetings, the Board will seek potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the Company and, if deemed appropriate, a third-party search firm.
Candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to the Company and its shareholders. Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting the Company; and ability and willingness to contribute special competencies to Board activities. The independent members of the Board also consider whether members and potential members are independent under the NASD listing standards. In addition, candidates should possess the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Company matters; ability to fairly and equally represent all shareholders; reputation and achievement in other areas; independence under rules promulgated by the SEC and the NASD listing standards; and diversity of viewpoints, background and experiences.
The Board of Directors intends to review the director nomination policy from time to time to consider whether modifications to the policy may be advisable as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Board may amend the director nomination policy at any time.
The Board will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources, as described above. Recommendations must be in writing and mailed to MISONIX, INC., 1938 New Highway, Farmingdale, NY 11735, Attention: Corporate Secretary, and include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the SEC if the candidate were nominated by the Board of Directors (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The shareholder giving notice must provide (i) his or her name and address, as they appear on the Company’s books, and (ii) the number of shares of the Company which are beneficially owned by such shareholder. The Company may require any proposed nominee to furnish such other information it may require to be set forth in a shareholder’s notice of nomination which pertains to the nominee.
Director Compensation For The 2008 Fiscal Year

	Fees Earned or Paid in	Option
Name	Cash ($)	Awards ($)	Total ($)
Michael A. McManus, Jr.	-0-	-0-	-0-

John Gildea	23,750	-0-	23,750

Howard Alliger	18,750	-0-	18,750

Dr. Charles Miner III	23,750	-0-	23,750

T. Guy Minetti	28,750	-0-	28,750

Thomas F. O’Neill	23,750	-0-	23,750

Outstanding options at fiscal year end for Messrs. O’Neill and Minetti are 60,000 shares; Mr. Alliger is 70,000 shares and Messrs. Gildea and Miner are 30,000 shares. Each non-employee director receives an annual fee of $15,000. The Chairman of the Audit Committee receives an additional $10,000 per year cash compensation and other members of the Audit Committee receive an additional $5,000 per year cash compensation. For the fiscal year ended June 30, 2008, there were no options granted to the non-employee directors. Each non-employee director is also reimbursed for reasonable expenses incurred while traveling to attend meetings of the Board of Directors or while traveling in furtherance of the business of the Company.
Section 16 (a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the National Association of Securities Dealers, Inc. (the “NASD”). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NASD. Based solely on the Company’s review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2008.
Communications with Directors
Shareholders, associates of the Company and other interested parties may communicate directly with the Board of Directors, with the non-management Directors or with a specific Board member, by writing to the Board (or the non-management Directors or a specific Board member) and delivering the communication in person or mailing it to: Board of Directors, Privileged & Confidential, c/o Richard Zaremba, Secretary, MISONIX, INC., 1938 New Highway, Farmingdale, New York 11735. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter. The non-management Directors are: Messrs. Alliger, Minetti, O’Neill, Gildea and Miner. From time to time, the Board of Directors may change the process by which shareholders may communicate with the Board of Directors or its members. Any changes in this process will be posted on the Company’s website or otherwise publicly disclosed.
Director Independence
The Company is required to have a Board of Directors a majority of whom are “independent” as defined by the NASD listing standards and to disclose in the proxy statement for each annual meeting those Directors that the Board of Directors has determined to be independent. Based on such definition, the Board of Directors has determined that all Directors other than Mr. McManus, who is an officer of the Company, are independent.
The Company is required to have an audit committee of at least three members composed solely of independent Directors. The Board of Directors is required under the NASD listing standards to affirmatively determine the independence of each Director on the Audit Committee. The Board has determined that each member of the Audit Committee is “independent” not only under the NASD listing standards but also within the definition contained in a final rule of the SEC. Furthermore, the Board of Directors has determined that Messrs. Minetti, O’Neill and Gildea are “audit committee financial experts” within the definition contained in a final rule adopted by the SEC.
Corporate Governance
The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our policies and procedures in light of such developments. We comply with the rules and regulations promulgated by the SEC and the Nasdaq Stock Market, and implement other corporate governance practices we believe are in the best interests of the Company and the shareholders.

Board Attendance at Annual Meetings of Shareholders
The Company does not currently have a formal policy regarding Director attendance at the Annual Meeting of Shareholders. It is, however, expected that Directors will be in attendance, absent compelling circumstances. Except for Messrs. Gildea and O’Neill, all members of the Board of Directors attended the Company’s Annual Meeting of Shareholders held on December 11, 2007.
Code of Ethics
The Company has adopted a code of ethics that applies to all of its Directors, officers (including its Chief Executive Officer, Chief Financial Officer, Controller and any person performing similar functions) and employees. The Company has filed a copy of this Code of Ethics as Exhibit 14 to its Annual Report on Form 10-K for the fiscal year ended June 30, 2004. The Company has also made the Code of Ethics available on its website at www.MISONIX.com.
In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by employees of concerns regarding auditing or accounting matters.
The Audit Committee has furnished the following report. The information contained in the “Audit Committee Report” is not to be deemed to be “soliciting material” or to be “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filings.
Audit Committee Report
Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audit or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in its report on the Company’s financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent”.

The Audit Committee of the Company’s Board of Directors is currently composed of four Directors, none of who are officers or employees of the Company. The Board of Directors has determined that (1) all members of the Audit Committee are financially literate and independent under the NASD listing standards, and (2) Messrs. Gildea, Minetti and O’Neill are “audit committee financial experts”, as defined under the rules and regulations promulgated by the SEC. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter was attached to the Proxy Statement for the Company’s Annual Meeting held on December 11, 2007.
In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility to monitor the integrity of the accounting, auditing and financial reporting practices of the Company. Typically, for each fiscal year, the Audit Committee selects the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries and such selection is subsequently presented to the Company’s shareholders for ratification.
The Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2008 with our management; has discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board; has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).
Based on the review and discussions of the above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008 for filing with the SEC.
Reported upon by the Audit Committee
T. Guy Minetti
Thomas F. O’Neill
John W. Gildea
Dr. Charles Miner III
* * *
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of Compensation Program and Philosophy
Our compensation program is intended to:
•	Attract, motivate, retain and reward employees of outstanding ability;

•	Link changes in employee compensation to individual and corporate performance;

•	Align employees’ interests with those of the stockholders.
The ultimate objective of our compensation program is to increase shareholder value. We seek to achieve these objectives with a total compensation approach which takes into account a competitive base salary, bonus pay based on the annual performance of the Company and individual goals and stock option awards.

Base Salaries
Base salaries paid to executives are intended to attract and retain highly talented individuals. In setting base salaries, individual experience, individual performance, the Company’s performance and job responsibilities during the year are considered. Executive salaries are reconciled by Human Resources and evaluated against local companies of similar size and nature.
Annual Bonus Plan Compensation
The Compensation Committee of the Board of Directors approves annual performance based compensation. The purpose of the annual bonus based compensation is to motivate executive officers and key employees. Target bonuses, based upon recommendation from the Chief Executive Officer, are evaluated and approved by the Compensation Committee for all employees other than the Chief Executive Officer. The bonus recommendations are derived from individual and Company performance but not based on a specific formula but is discretionary. The Chief Executive Officer’s bonus compensation is derived from the Board of Directors’ recommendation to the Compensation Committee based upon the Chief Executive Officer’s performance and Company performance and is not based on a specific formula but is discretionary.
Stock Option Awards
Stock option awards are intended to attract and retain highly talented executives, to provide an opportunity for significant compensation when overall Company performance is reflected in the stock price, and to help align executives’ and shareholders’ interests. Stock options are typically granted at the time of hire to key new employees and annually to a broad group of existing key employees, including executive officers.
Annual option grants to executive officers are made in the form of incentive stock options (“ISO’s”) to the fullest extent permitted under tax rules, with the balance granted in the form of nonqualified stock options. ISO’s have potential income tax advantage for executives if the executive disposes of the acquired shares after satisfying certain holding periods. Tax laws provide that the aggregate grant, at date of grant for market value of ISO’s that become exercisable for any employee in any year may not exceed $100,000.
Our current standard vesting schedule for all employees is 25% on the first anniversary of the date of grant, 50% on the second anniversary of the date of grant, 75% on the third anniversary of the date of grant and 100% on the fourth anniversary of the date of grant.
401 (k) Plan
Our Individual Deferred Tax and Savings Plan (the “401 (k) plan”) is a tax qualified retirement savings plan pursuant to which all of the Company’s U.S. employees may defer compensation under Section 401 (k) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company contributes an amount equal to 25% of salary contributed under the 401 (k) plan by an eligible employee, up to the maximum allowed under the Code. We do not provide any supplemental retirement benefits to executive officers.
Change in Control benefits
Change in control benefits are intended to diminish the distinction that executives would face by virtue of the personal uncertainties created by a pending or threatened change in control and to assure that the Company will continue to have the executive’s full attention and services at all time. Our change in control benefits are designed to be competitive with similar benefits available at companies with which we compete for executives’ talent. These benefits, as one element of our total compensation program, help the Company attract, retain and motivate highly talented executives.

Mr. McManus has an agreement that provides, after a change in control of the Company, for a one-time additional compensation payment equal to two times his total compensation (annual salary plus bonus) at the highest rate paid during his employment payable within 60 days of termination. A “change in control” shall be deemed to have occurred in the event (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or group of such “persons”, without the consent of the Board, is or becomes a “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, or (ii) of a merger, consolidation or other combination of the result of which is the ownership by shareholders of the Company of less than 60% of those voting securities of the resulting or acquiring entity having the power to elect a majority of the Board of Directors of such entity.
Notwithstanding the foregoing, no change in control shall be deemed to have occurred requiring payment to Mr. McManus by virtue of (i) any transaction which results in Mr. McManus or a group of persons which includes Mr. McManus, acquiring, directly or indirectly, 50% or more of any class of voting securities of the Company, or (ii) if Mr. McManus continues in the employ of the Company more than 9 months following the occurrence of an event which would otherwise constitute a change in control.
Mr. Zaremba has an agreement for the payment of six months of annual base salary upon a change in control of the Company.
The Company provides, in each of its option agreements with named executive officers, for accelerated vesting upon a change in control of the Company. The Company believes that, in the context of a potential change in control, executives should be entitled to participate with other shareholders in realizing the value contributed to the Company. Accordingly, the accelerated vesting of stock options is intended to compensate executives for their contributions up to and including the date of a change in control, and to provide additional incentive to remain employed by the Company in order to assist in effectuating such potential change in control. For fiscal year 2008 the named executive officers held unvested stock options. Accordingly, the named executive officers, as of the end of fiscal year 2008, would have been entitled to accelerated vesting upon a change in control of the Company occurring on such date.
Tax deductibility of Executive Compensation
Section 162 (m) of the Internal Revenue Code limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year. In fiscal 2008, there was no executive officer’s compensation that exceeded $1,000,000.
* * *

The following table sets forth information for the fiscal year ended June 30, 2008 concerning the compensation awarded to, earned by or paid to our named executive officers during Fiscal 2008 for services rendered to the Company.
SUMMARY COMPENSATION TABLE

				Options
	Fiscal Year			Awards
Name and Principal Position	Ended June 30,	Salary ($)	Bonus ($)	($)(a)	Total ($)

Michael A. McManus, Jr.	2008	275,000	200,000	—	475,000
President and Chief Executive Officer	2007	275,000	—	—	275,000

Richard Zaremba	2008	189,303	24,000	23,430	236,733
Senior Vice President,	2007	183,790	23,000	23,640	230,430
Chief Financial Officer, Secretary and Treasurer

Dan Voic	2008	143,789	22,000	23,430	189,219
Vice President of Research and Development and Engineering	2007	126,915	18,000	15,760	160,675

Michael Ryan*	2008	152,677	—	43,500	196,177
Senior Vice President-Medical Division	—	—	—	—	—

*	Michael Ryan joined the Company during October 2007.

(a)
The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4.3%; no dividend yield; volatility factor of the expected market price of the Common Stock of 54.7%, and a weighted-average expected life of the options of six and one half years.

Employment Agreements
In June 2008, the Company amended and restated its employment agreement with its President and Chief Executive Officer. The agreement expires on June 30, 2009 and is automatically renewable for one-year periods unless notice is given by the Company or Mr. McManus that it or he declines to renew the agreement. The agreement provides for an annual base compensation of $275,000 and a Company-provided automobile. The agreement also provides for a bonus based upon achievement of his annual goals and objectives as determined by the Compensation Committee of the Board of Directors.
In conformity with the Company’s policy, all of its directors, officers and employees execute confidentiality and nondisclosure agreements upon the commencement of employment with the Company. The agreements generally provide that all inventions or discoveries by the employee related to the Company’s business and all confidential information developed or made known to the employee during the term of employment shall be the exclusive property of the Company and shall not be disclosed to third parties without the prior approval of the Company. Mr. Zaremba has an agreement for the payment of six months’ annual base salary upon a change in control of the Company. Mr. McManus is entitled in the event of a change of control to payment of two times his total compensation (annual base salary plus bonus) at the highest rate paid during the period of employment, payable in a lump sum within 60 days of termination of employment. The Company’s employment agreement with Mr. McManus also contains non-competition provisions that preclude him from competing with the Company for a period of 18 months from the date of his termination of employment.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL
In addition, and as discussed in the Compensation Discussion and Analysis section above, the Company periodically grants options to purchase Common Stock of the Company to named executive officers. Pursuant to the terms of the Company’s Stock Option Plans, such options generally vest and become fully exercisable upon a change in control, defined generally as: (1) an acquisition by a person or entity of 20% or more of the outstanding shares of the Company or the combined voting power of the Company’s voting shares; (2) replacement of a majority of the members of the Board of Directors of the Company with new members (other than members approved by the incumbent Board); (3) consummation of a merger, consolidation, reorganization or sale or disposition of all or substantially all of the Company’s assets (a “Business Combination”) unless the existing shareholders retain more than 50% of the combined voting power of the Company’s voting securities, at least a majority of the incumbent Board members remain on the Board and no person or entity other than the Company, an employee benefit plan or an entity resulting from such Business Combination acquires more than 20% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or (4) the Company’s shareholders approval of a complete liquidation or a disposition of the Company.
OUTSTANDING EQUITY AWARDS AT THE 2008 FISCAL YEAR-END

	Number of Securities	Number of Securities
	Underlying Unexercised	Underlying Unexercised
	Options (#)	Options (#)		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable		Price ($)	Date

Michael A. McManus, Jr.	250,000	—		7.375	10/13/10
	150,000	—		6.07	10/17/11
	150,000	—		5.10	09/30/12
	125,000	—		4.66	11/01/13
	125,000	—		5.18	11/01/14
Richard Zaremba	7,500	—		7.3125	08/09/10
	7,500	—		6.12	05/08/11
	16,000	—		6.07	10/17/11
	20,000	—		5.10	09/30/12
	15,000	—		4.70	09/16/13
	12,000	—		8.00	09/15/14
	5,333	2,667	(1)	7.60	09/27/15
	2,000	2,000	(2)	5.82	02/07/16
	3,000	9,000	(3)	3.45	10/20/16
	—	10,000	(4)	4.04	09/04/17
Dan Voic	7,500	—		7.3125	08/09/10
	2,210	—		6.07	10/17/11
	6,700	—		5.10	09/30/12
	15,000	—		4.70	09/16/13
	12,000	—		8.00	09/15/14
	3,333	1,667	(1)	7.60	09/26/15
	1,250	1,250	(2)	5.82	02/07/16
	2,000	6,000	(3)	3.45	10/20/16
	—	10,000	(4)	4.04	09/04/17
Michael Ryan	3,750	11,250	(5)	4.98	11/06/17

(1)	Options issued 09/26/05 and vest equally over 3 years

(2)	Options issued 02/07/06 and vest equally over 4 years

(3)	Options issued 10/20/06 and vest equally over 4 years

(4)	Options issued 09/5/07 and vest equally over 4 years

(5)	Options issued 11/7/07 and vest equally over 4 years
Stock Options
In September 1991, in order to attract and retain persons necessary for the success of the Company, the Company adopted a stock option plan (the “1991 Plan”) which covers up to 375,000 shares of Common Stock. Pursuant to the 1991 Plan, officers, directors, consultants and key employees of the Company are eligible to receive incentive and/or non-incentive stock options. At June 30, 2008, options to purchase 30,000 shares were outstanding under the 1991 Plan at an exercise price of $7.38 per share with a vesting period of two years, options to purchase 327,750 shares had been exercised and options to purchase 47,250 shares have been forfeited (of which options to purchase 30,000 shares have been reissued). There are no shares available for future grants.

In March 1996, the Board of Directors adopted and, in February 1997, the shareholders approved the 1996 Employee Incentive Stock Option Plan covering an aggregate of 450,000 shares (the “1996 Plan”) and the 1996 Non-Employee Director Stock Option Plan (the “1996 Directors Plan”) covering an aggregate of 1,125,000 shares of Common Stock. At June 30, 2008, options to purchase 266,278 shares were outstanding at exercise prices ranging from $3.07 to $7.60 per share with a vesting period of immediate to three years under the 1996 Plan and options to acquire 175,000 shares were outstanding at exercise prices ranging from $3.07 to $7.60 per share with a vesting period of immediate to three years under the 1996 Directors Plan. At June 30, 2008, options to purchase 138,295 shares under the 1996 Plan have been exercised and options to purchase 222,372 shares have been forfeited (of which options to purchase 182,945 shares have been reissued). At June 30, 2008, options to purchase 808,500 shares under the 1996 Directors Plan have been exercised, options to purchase 90,000 shares have been forfeited (of which none have been reissued) and there are no shares available for future grants.
In October 1998, the Board of Directors adopted and, in January 1999, the shareholders approved the 1998 Employee Stock Option Plan (the “1998 Plan”) covering an aggregate of 500,000 shares of Common Stock. At June 30, 2008, options to purchase 381,875 shares were outstanding under the 1998 Plan at exercise prices ranging from $3.45 to $7.60 per share with a vesting period of immediate to three years. At June 30, 2008, options to purchase 72,848 shares under the 1998 Plan have been exercised and options to purchase 110,552 shares under the 1998 Plan have been forfeited (of which options to purchase 79,702 shares have been reissued). At June 30, 2008, there were 45,277 shares available for future grants.
In October 2000, the Board of Directors adopted and, in February 2001, the shareholders approved the 2001 Employee Stock Option Plan (the “2001 Plan”) covering an aggregate of 1,000,000 shares of common stock. At June 30, 2008 options to purchase 862,838 shares were outstanding under the 2001 Plan at exercise prices ranging from $3.45 to $8.00 per share with a vesting period of one to four years. At June 30, 2008, options to purchase 128,306 shares under the 2001 Plan have been exercised and options to purchase 176,762 shares under the 2001 Plan have been forfeited (of which 159,577 options have been reissued). At June 30, 2008, there were 8,756 shares available for future grants.
In September 2005, the Board of Directors adopted, and in December 2005, the shareholders approved, the 2005 Employee Equity Incentive Plan (the “2005 Plan”) covering an aggregate of 500,000 shares of Common Stock and the 2005 Non-Employee Director Stock Option Plan (the “2005 Directors Plan”) covering an aggregate of 200,000 shares of Common Stock. At June 30, 2008, there were 31,850 options to purchase shares outstanding under the 2005 Plan at exercise prices ranging from $4.04 to $4.98 per share with a vesting period of one to four years. At June 30, 2008, 468,150 shares were available for future grants. At June 30, 2008, options to purchase 75,000 shares were outstanding under the 2005 Non- Employee Director Stock Option Plan at an exercise price of $5.42 with a vesting period over one to three years. At June 30, 2008, no options had been exercised under the 2005 Directors Plan and 125,000 shares were available for future grants.
The selection of participants, allotments of shares and determination of price and other conditions relating to options are determined by the Board of Directors or a committee thereof, depending on the Plan, and in accordance with Rule 4350(c) of the NASD listing standards. Incentive stock options granted under the plans are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the plans to a shareholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. Options shall become exercisable at such time and in such installments as provided in the terms of each individual option agreement.

PROPOSAL TWO
Amendment to Certificate of Incorporation to Increase Authorized Common Stock
General
On October 22, 2008, the Board of Directors authorized, subject to approval by the Company’s shareholders, an amendment of the Certificate of Incorporation increasing the total number of authorized shares of Common Stock from ten (10) million shares to twenty (20) million shares. The form of the proposed amendment to the Certificate of Incorporation is annexed hereto as Exhibit A. A Restated Certificate of Incorporation incorporating the form of proposed amendment set forth in Exhibit A will be filed with the New York Department of State promptly after the Annual Meeting if the proposed amendment is adopted by the Company’s shareholders.
The Board of Directors has determined that the adoption of the proposed amendment will be in the best interests of the Company.
Increase in Authorized shares of Common Stock of Common Stock
Under the Certificate of Incorporation, the Company has 10,000,000 authorized shares of capital stock, all of which are shares of common stock. The Board of Directors believes it is in the best interest of the Company to increase the number of authorized shares of capital stock to 20,000,000, all of which will be shares of common stock. As of the Record Date, the Company had outstanding 7,001,369 shares of Common Stock and 77,800 shares of Common Stock held as treasury shares. Further, at such date, 1,731,341 shares of Common Stock were reserved for issuance under the Company’s Stock Option Plans in respect of outstanding options.
As a result of the increase, the number of authorized shares of Common Stock that are not issued or outstanding will increase, as reflected in the following table:

Number of Shares	Prior to Increase	After Increase
Authorized	10,000,000	20,000,000
Outstanding	7,001,369	7,001,369
Treasury Shares	77,800	77,800
Reserved for issuance[1]	1,731,341	1,731,341
Available for future issuance[2]	1,189,490	11,189,490
In approving the increase in the authorized shares of Common Stock, the Board of Directors believes that the number of authorized shares of Common Stock remaining available was not sufficient to enable the Company to respond to potential business opportunities and pursue important objectives that may present themselves. Although the Company has no commitments or agreements with any other person or entity regarding a proposed transaction, the Board of Directors believes that the availability of additional authorized but unissued shares of Common Stock will provide the Company with the flexibility to issue shares of Common Stock without further shareholder action (subject to applicable laws and stock exchange rules) in the event that the Board of Directors determines to enter into any such transaction. Accordingly, the Board of Directors believes it is in the Company’s best interests to increase the number of authorized shares of Common Stock as described above.

[1]	Represents shares of Common Stock that are issuable upon the exercise of outstanding options.

[2]	Includes 476,283 shares of Common Stock that may be the subject of future grants of options under the Company’s existing option plans.

The Board of Directors also believes the availability of such shares of Common Stock will provide the Company with the flexibility to issue shares of Common Stock for other proper corporate purposes that may be identified by the Board of Directors from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions, or strategic business relationships. Further, the Board of Directors believes the availability of additional shares of Common Stock will enable the Company to attract and retain talented employees through the grant of additional stock options and other stock-based incentives following any such acquisition. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and a person who does not purchase additional shares of Common Stock will not be able to maintain his or her pro rata interest of a shareholder’s percentage voting power.
The authorized shares of Common Stock in excess of those issued or reserved for issuance will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company’s shareholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares of Common Stock will have the same rights as the outstanding shares of Common Stock. Holders of shares of Common Stock do not have preemptive rights. The Board of Directors does not intend to issue any shares of Common Stock except on terms that the Board of Directors deems to be in the best interest of the Company and its then-existing shareholders.
The Board of Directors did not approve this proposed amendment with the intent to use the ability to issue additional shares of Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized shares of Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of shares of Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change the Company’s management. In addition, the corporate action is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the shareholders.
Required Vote and Board Recommendation
The adoption of the above-described amendment to the Certificate of Incorporation requires the affirmative vote of not less than a majority of all outstanding shares of Common Stock entitled to vote on this proposal. All members of the Board of Directors and each of our executive officers who beneficially hold as of the Record Date an aggregate of 595,820 outstanding shares of Common Stock (approximately 8.5% of the outstanding shares of Common Stock as of the Record Date) have indicated that they will vote in favor of the proposal. Under the New York Business Corporation Law, shareholders are not entitled to dissenters’ rights with respect to this proposal.
The Board of Directors believes that the above-described amendment to the Certificate of Incorporation is in the best interests of the Company and the shareholders and recommends a vote “FOR” this proposal. It is intended that the shares of Common Stock represented by the enclosed form of proxy will be voted in favor of this proposal unless otherwise specified in such proxy.
PROPOSAL THREE
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has selected the firm of Grant Thornton LLP (“Grant Thornton”) to act as the Company’s independent registered public accounting firm for the 2009 fiscal year. Grant Thornton will audit the Company’s consolidated financial statements for the 2009 fiscal year and perform other services. While shareholder ratification is not required by the Company’s By-laws or otherwise, the Board of Directors is submitting the selection of Grant Thornton to the shareholders for ratification as part of good corporate governance practices. If the shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Grant Thornton. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

A representative of Grant Thornton is expected to be available either personally or by telephone hookup at the Annual Meeting to respond to appropriate questions from shareholders and will be given the opportunity to make a statement if he desires to do so.
Audit Fees:
Grant Thornton billed the Company $263,294 and $336,449 in the aggregate for services rendered for the audit of the Company’s 2008 and 2007 fiscal years and the review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q for the Company’s 2008 and 2007 fiscal years, respectively.
Audit-Related Fees:
Grant Thornton did not render any audit-related services, as defined by the SEC, to the Company for the Company’s 2008 and 2007 fiscal years.
Tax Fees:
Grant Thornton did not render any tax-related services, as defined by the SEC, to the Company for the Company’s 2008 and 2007 fiscal years.
All Other Fees:
Grant Thornton did not render any professional services other than those covered in the section captioned “Audit Fees” for the Company’s 2008 and 2007 fiscal years.
Policy on Pre-approval of Independent Registered Public Accounting Firm Services:
The charter of the Audit Committee provides for the pre-approval of all auditing services and all permitted non-auditing services to be performed for the Company by the independent registered public accounting firm, subject to the requirements of applicable law. The procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm include the Audit Committee reviewing audit-related services, tax services, and other services. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Committee.
MISCELLANEOUS INFORMATION
As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the Annual Meeting, but, if any other business does lawfully come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.
The Company will pay the cost of soliciting Proxies in the accompanying form and as set forth below. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview without additional remuneration therefor.

SHAREHOLDER PROPOSALS
Shareholder proposals with respect to the Company’s next Annual Meeting of Shareholders must be received by the Company no later than July 20, 2009 to be considered for inclusion in the Company’s next Proxy Statement. Under SEC proxy rules, proxies solicited by the Board of Directors for the 2009 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any shareholder proposal not included in the Company’s Proxy Statement if the Company does not receive notice of such proposal on or before October 3, 2009, unless the 2009 Annual Meeting is not held within 30 days before or after the anniversary date of the 2008 Annual Meeting.
A copy of the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2008 has been provided to all shareholders. Shareholders are referred to the Report for financial and other information about the Company, but such Report is not incorporated in this Proxy Statement and is not part of the proxy soliciting material.

By Order of the Board of Directors,

RICHARD ZAREMBA
Secretary

Dated: November 17, 2008 Farmingdale, New York

EXHIBIT A
FORM OF AMENDMENT TO INCREASE AUTHORIZED COMMON STOCK
Article FOURTH of the Certificate of Incorporation, relating to the number of authorized shares of the Company, is hereby amended to increase the number of authorized shares of common stock from 10,000,000 shares to 20,000,000 shares and should read as follows:
“FOURTH: The aggregate number of shares which the Corporation is authorized to issue is 22,000,000 shares, consisting of 20,000,000 shares of Common Stock of the par value of $.01 per share and 2,000,000 shares of Preferred Stock of the par value of $1.00 per share.
The relative rights, preferences and limitations of the shares of each class of capital stock are as follows:
Common Stock
(1) Subject to the rights of any other class or series of stock, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.
(2) Subject to such rights of any other class or series of securities as may be granted from time to time, the holders of shares of Common Stock shall be entitled to receive all the assets of the Corporation available for distribution to shareholders in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, ratably, in proportion to the number of shares of Common Stock held by them. Neither the merger or consolidation of the Corporation into or with any corporation nor the merger or consolidation of any other corporation into or with the Corporation nor the sale, lease, exchange or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all the assets of the Corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation.
(3) Common Stock shall not be subject to redemption.
(4) Subject to such voting rights of any other class or series of securities as may be granted from time to time pursuant to this Certificate of Incorporation, any amendment thereto, or the provisions of the law of the State of New York governing business corporations, voting rights shall be vested exclusively in the holders of Common Stock. Each holder of Common Stock shall have one vote in respect of each share of such stock held.
(c) Preferred Stock. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Certificate of Incorporation, to provide for the issuance of the Preferred Stock in series, and by filing a certificate pursuant to the New York Business Corporation Law, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
(1) the number of shares constituting that series and the distinctive designation of that series;

(2) whether the holders of shares of the series shall be entitled to receive dividends and, if so, the rates of such dividends, conditions under which and times such dividends may be declared or paid, any preference of any such dividends to, and the relation to, the dividends payable on any other class or classes of stock or any other series of the same class and whether dividends shall be cumulative or non-cumulative and, if cumulative, from which date or dates;
(3) whether the holders of shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and conditions of exercise of such voting rights;
(4) whether shares of that series shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, and, if so, the terms and conditions thereof, including the date or dates when such shares shall be convertible into or exchangeable for shares of any other class, or any series of the same or any other class, the price or prices of or the rate or rates at which shares of such series shall be so convertible or exchangeable, and any adjustments which shall be made, and the circumstances in which any such adjustments shall be made, in the conversion or exchange price or rates;
(5) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(6) whether the share of that series shall be subject to the operation of a retirement or sinking fund and if so subject, the extent to and the manner in which it shall be applied to the purchase or redemption of the shares of that series, and the terms and provisions relative to the operation thereof;
(7) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and any presence of any such rights to, and the regulation of, the rights in respect thereto of any class or classes of stock or any other series of the same class; and
(8) any other relative rights, preferences and limitations of that series;
provided, however, that if the stated dividends and amounts payable on liquidation with respect to shares of any series of the Preferred Stock are not paid in full, the shares of all series of the Preferred Stock share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets (other than by way of dividends) in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.”

PROXY
MISONIX, INC.
This Proxy is solicited on behalf of the Board of Directors
The undersigned hereby appoints Michael A. McManus, Jr. and Richard Zaremba, as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $.01 per share, held of record by the undersigned on November 3, 2008 at the Annual Meeting of Shareholders to be held on December 11, 2008 or any adjournment thereof (the “Meeting”) of MISONIX, INC. (the “Company”).
PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED

ACCOUNT NUMBER	NO. OF SHARES
1.	Election of Directors: Michael A. McManus, Jr., Howard Alliger, T. Guy Minetti, Thomas F. O’Neill, John W. Gildea, Charles Miner, III MD

FOR all Nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all Nominees listed	(Instruction: To withhold authority to vote for one or more individual nominees write the nominee’s name(s) in the line provided below).
☐	☐

2. Approval of the adoption of an amendment of the Certificate of Incorporation of the Company to increase the number of shares of Common Stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3. Ratification of the selection of Grant Thornton LLP as independent registered public accounting firm.

FOR	AGAINST	ABSTAIN
☐	☐	☐
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR the election of all Directors, Proposal 2 and Proposal 3.

Please sign exactly as name appears hereon.

(Signature)

Dated	(Signature if held jointly)
When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please note any change in your address alongside the address as it appears in the Proxy.
PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.